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EXHIBIT 5.1

May 12, 2016

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

1100 Louisiana, 10th Floor

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), and Enterprise Products Operating LLC, a Texas limited liability company ( “EPO”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 12, 2016. The Registration Statement relates to the offering, from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) common units representing limited partner interests (the “Common Units”), (ii) debt securities, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”), and (iii) guarantees with respect to the Debt Securities (the “Guarantees”), each on terms to be determined at the time of the offering thereof. The Common Units, Debt Securities and Guarantees are referred to herein collectively as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the Prospectus Supplement. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indenture (as defined below), as the case may be.

The Debt Securities will be issued pursuant to an indenture dated as of October 4, 2004 governing senior and subordinated debt securities and guarantees to each type of debt security thereof, if any, as supplemented by a Tenth Supplemental Indenture dated as of June 30, 2007, providing for EPO as the successor issuer (the original indenture together with the Tenth Supplemental Indenture, the “Indenture”), among the Partnership, EPO and the trustee. The Guarantees, if any, with respect to any series of Debt Securities issued under the Indenture, will be issued under such Indenture, as amended and supplemented by a supplemental indenture thereto, among the Partnership, as the parent guarantor, EPO and the trustee under such Indenture.

As the basis for the opinions hereinafter expressed, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Certificate of Limited Partnership of the Partnership, as amended to date; (ii) the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated November 22, 2010, as amended to date (the “Partnership Agreement”); (iii) the Certificate of Formation of Enterprise Products Holdings LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as amended to date; (iv) the Fifth Amended and Restated Limited Liability Company Agreement of the General Partner, dated effective as of September 7, 2011, as amended to date (the “GP LLC Agreement”); (v) the Certificate of Organization of EPO, as amended to date; (vi) the Company Agreement of EPO, dated June 30, 2007, as amended to date (the “EPO LLC Agreement”); (vii) the Certificate of Incorporation of Enterprise Products OLPGP, Inc., a Delaware corporation and the sole member of EPO (“EPOGP”), as amended to date; (viii) the Bylaws of EPOGP, as amended to date (the “Bylaws”); (ix) the Registration Statement; (x) the Prospectus; (xi) the Indenture; and (xii) such other instruments and other certificates of public officials, officers and representatives of the Partnership, the General Partner, EPO and EPOGP, and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Registrants, the General Partner or EPOGP to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

We have also assumed that:

(i) (a) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, (b) the Certificate of Formation of the General Partner and the GP LLC Agreement, (c) the Certificate of Formation of EPO and the EPO LLC Agreement and (d) the Certificate of Formation of EPOGP and the Bylaws, in each case as amended to date, will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii) the consideration paid for any Common Units will comply with Article V of the Partnership Agreement;

(iii) any supplemental indenture to the Indenture and any resolution of the Board of Directors and/or any Officers’ Certificate executed and delivered pursuant to the Indenture, in any such case, pursuant to which any Debt Securities are issued, will comply with the Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with the Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the Board of Directors and/or Officers’ Certificate; and

(iv) the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the Partnership and EPO, and the incurrence and performance of the Partnership’s and EPO’s obligations thereunder or in respect thereof (including, without limitation, their respective obligations under the Indenture with respect to Debt Securities and Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, (a) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, (b) the Certificate of Formation of the General Partner and the GP LLC Agreement, (c) the Certificate of Formation of EPO and the EPO LLC Agreement or (d) the Certificate of Formation of EPOGP and the Bylaws, in each case as amended to date, and (e) any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Partnership, the General Partner, EPO or EPOGP, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the General Partner and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. With respect to the Common Units, when (a) the General Partner has taken all necessary action (pursuant to action by the board of directors of the General Partner) to authorize and approve the issuance by the Partnership of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been paid for, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement so authorized and approved by the board of directors of the General Partner (on behalf of the Partnership), such Common Units will be validly issued and purchasers of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make contributions to the

Partnership or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any debts, liabilities or other obligations.

2. With respect to any series of Debt Securities to be issued under the Indenture, when (a) each applicable supplement, if any, to the Indenture has been duly authorized and validly executed and delivered by EPO and the trustee under the Indenture, or the applicable resolution of the board of directors of EPOGP has been duly authorized and validly executed and delivered by EPOGP, in either case in accordance with the terms of the Indenture, (b) the Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) EPOGP has taken all necessary action to approve the issuance by EPO and the terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, each applicable supplement, if any, to the Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of EPOGP, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of EPO.

3. With respect to the Guarantees of any series of Debt Securities to be issued by the Partnership under the Indenture, when (a) the General Partner and EPOGP have taken all necessary limited liability company and corporate action, respectively, to authorize and approve the issuance by the Partnership and EPO, respectively, and the terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering of such Debt Securities and such Guarantees and related matters, (b) a supplemental indenture to such Indenture, pursuant to which the Partnership agrees to be bound by the guarantee provisions of such Indenture as applied to the Debt Securities of such series, has been duly authorized and validly executed and delivered by the Partnership, EPO and the trustee under such Indenture, (c) such Indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, each applicable supplement, if any, to the Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of EPOGP, upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of the Partnership.

Our opinions in paragraphs 2 and 3 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

With respect to our opinions expressed above as they relate to Debt Securities or other obligations of EPO, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

We express no opinion other than as to the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ ANDREWS KURTH LLP